UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023

Erasca, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40602	83-1217027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3115 Merryfield Row Suite 300
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 465-6511

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ERAS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On February 8, 2023, Erasca, Inc. (the Company) announced certain strategic decisions regarding its clinical development efforts that have resulted in the Company extending its projected cash runway from the first half of 2025 to the second half of 2025, and an acceleration of the Company’s timing for certain anticipated data readouts.

The announced strategic decisions consisted of focusing more of the Company’s resources on: (i) the acceleration of the execution of the SEACRAFT-1 trial for naporafenib; and (ii) those sub-studies for ERAS-007 and ERAS-601 that are supported for further development by the strongest preclinical rationale and/or initial encouraging clinical activity. As a result of these decisions, the Company has revised or affirmed its prior guidance regarding anticipated data readouts to reflect the following: (i) the anticipated SEACRAFT-1 data readout in RAS Q61X solid tumors has been accelerated to Q2 2024 – Q4 2024 (vs. previous guidance of H2 2024 – H1 2025); (ii) the anticipated FLAGSHP-1 dose expansion data readout in human papillomavirus (HPV)-negative advanced head and neck squamous cell carcinoma (HNSCC) has been accelerated to H1 2024 (vs. previous guidance of calendar year 2024); and (iii) the anticipated HERKULES-3 dose expansion data readout in BRAF-mutated colorectal cancer (CRC) has been affirmed between H2 2023 – H1 2024. The Company’s revised or affirmed milestone guidance is set forth on the slide attached as Exhibit 99.1 to this report.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this current report on Form 8-K regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: our expectation that our current cash, cash equivalents and marketable securities will fund our operations into the second half of 2025; our expectations regarding the potential therapeutic benefits of our product candidates; and the planned advancement of our development pipeline, including the anticipated timing of data readouts for our SEACRAFT-1, FLAGSHP-1 and other clinical trials. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: results from preclinical studies or early clinical trials not necessarily being predictive of future results; delays in our preclinical and clinical development programs; our dependence on third parties in connection with manufacturing, research, and preclinical and clinical testing; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval, and/or commercialization; the inability to realize any benefits from our current licenses, acquisitions, and collaborations and any future licenses, acquisitions, or collaborations; regulatory developments in the United States and foreign countries; our ability to obtain and maintain intellectual property protection for our product candidates; our ability to fund our operating plans with our current cash, cash equivalents, and marketable securities; our ability to maintain undisrupted business operations due to the COVID-19 pandemic and global geopolitical events, such as the ongoing conflict between Russia and Ukraine; unstable market and economic conditions having serious adverse consequences on our business, financial condition and stock price; and other risks described in our prior filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2021, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Revised Anticipated Key Milestones Slide, dated February 8, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Erasca, Inc.

Date: February 8, 2023	By:	/s/ Ebun Garner
Ebun Garner, General Counsel